Exhibit 3.1.5

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ARTICLES OF INCORPORATION

                                       OF

                         RICHARD BARRIE FRAGRANCES, INC.

                     ---------------------------------------

                    Pursuant to Section 78.390 of the General
                     Corporation Law of the State of Nevada
                     ---------------------------------------


                  The undersigned, President and Assistant Secretary of Richard Barrie Fragrances, Inc., a Nevada corporation ("Corporation"), hereby certify:

                  1. The name of the Corporation is Richard Barrie Fragrances, Inc.

                  2. The total number of outstanding shares of the Corporation having voting power is 4,419,548 and the total number of votes entitled to be cast by the holders of all said outstanding shares is 4,419,548.

                  3.  The amendment set forth below was adopted, pursuant to
Section 78.390 of the General Corporation Law of the State of Nevada, by the affirmative of stockholders owning at least a majority of the outstanding shares entitled to vote therein, or specifically, owning 3,787,089 shares, given at a special meeting of stockholders.

                  4. Article FIRST of the Articles of Incorporation is hereby amended to read as follows:

                      "FOURTH:  The name of the Corporation is FBR Capital
                       Corporation."


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                  IN WITNESS  WHEREOF,  we have  executed  this  Certificate  of
Amendment to the Articles of incorporation this __th day of June, 1996.

                                     RICHARD BARRIE FRAGRANCES, INC.



                                     By: /s/ Richard Barrie
                                         Richard Barrie, President



                                     By: /s/ Joseph Buvel
                                         Joseph Buvel, Assistant Secretary


STATE OF CONNECTICUT )
                     ss.:
COUNTY OF NEW HAVEN  )

                  On June 25, 1996, personally appeared before me, a Notary Public, for the State and County aforesaid, Richard Barrie, President of Richard Barrie Fragrances Inc., and Joseph Buvel, Assistant Secretary of Richard Barrie Fragrances, Inc., who acknowledged that they executed the above instrument.



                                       /s/
                                       Notary Public



[Affix Notarial Seal]



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